Exhibit 99.1

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Assure Holdings to Acquire Sentry Neuromonitoring

Proposed Acquisition Expands Company’s Scale by Approximately 50% in Terms of Number of Procedures

DENVER, February 25, 2021 (GLOBE NEWSWIRE) -- Assure Holdings Corp. (the “Company” or “Assure”) (TSXV: IOM; OTCQB: ARHH), a provider of intraoperative neuromonitoring services (IONM), is pleased to announce that effective February 24, 2021, it has signed a Term Sheet (“Term Sheet”) to acquire (the “Acquisition”) Sentry Neuromonitoring, LLC (“Sentry”), one of the largest IONM service providers in Texas, for a purchase price of $3,500,000. The purchase price to be paid is $1,225,000 in cash and $2,275,000 in Assure common stock, subject to escrow, TSX Venture Exchange and other requirements. Under the Term Sheet, Assure will acquire Sentry’s contracts, employees, business relationships and assets including accounts receivable, and assume up to $250,000 of its debt. The proposed Acquisition will take the form of either an asset or equity purchase by Assure at its choice at closing.

Established in 2007, Sentry is a leading IONM company primarily serving the Greater Houston region. The company’s operational footprint also extends within Texas to Dallas-Ft. Worth and Austin and includes business relationships in Kansas and Missouri. In 2020, Sentry performed more than 5,500 IONM procedures and approximately 50% of these procedures were commercial insurance payors. The company currently employs 34 full-time staff, including 24 technologists supporting more than 50 surgeons at over 50 facilities.

“The Acquisition of Sentry will further strengthen our position in Texas, which is currently our largest market, and extends our geographic footprint to Missouri and Kansas. It is also consistent with our strategic plan to accelerate scale by augmenting our organic growth with selective M&A opportunities,” said John A. Farlinger, Assure’s executive chairman and CEO. “Upon completion, this acquisition would expand our existing scale in terms of number of procedures by approximately 50%.”

Farlinger continued, “Assure’s existing presence in Texas provided the Company with valuable insight on how we can maximize surgeon relationships to win new business, improve collections and leverage scale to negotiate new in-network agreements with payors in the local market. We expect to unlock additional business opportunities as a result of the proposed transaction while simultaneously improving Sentry’s future revenue and cash flow on a per procedure basis.”

Farlinger concluded, “Accredited by The Joint Commission, Sentry’s commitment to providing superior IONM services aligns with Assure’s mission and values.”

“We are excited at the prospect of joining the Assure team given our shared vision for providing exceptional service to surgeons and care for patients. Myself and the other employee founders of Sentry opted for equity compensation related to this transaction reflecting our confidence in this opportunity and desire to maintain alignment with Assure’s objectives,” said Ken Sly, Sentry Neuromonitoring’s CEO. “We are proud of the business we built at Sentry and I believe that the resources and expertise Assure provides, including its revenue cycle management infrastructure and network contracting capabilities, will help us drive top and bottom-line growth.”

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Although key terms and conditions have been negotiated and agreed to, the Acquisition remains subject to a number of conditions, including but not limited to (i) the entering into of a definitive agreement among the parties; (ii) Sentry’s completion of a financial statement audit, on or before March 26, 2021, in a form and substance acceptable to Assure and to include at least the past 2 years’ operating history; (iii) satisfactory completion by Assure of its due diligence; and (iii) the approval of the TSX Venture Exchange and any other approvals, as the case may be. In the event any of the conditions precedent are not met to the satisfaction of Assure, Assure will be discharged of any and all obligations arising from the Acquisition.

*All currency reported in U.S. dollars.

About Assure Holdings

Assure Holdings Corp. is a Colorado-based company that works with neurosurgeons and orthopedic spine surgeons to provide a turnkey suite of services that support intraoperative neuromonitoring activities during invasive surgeries. Assure employs its own staff of technologists and uses its own state-of-the-art monitoring equipment, handles 100% of intraoperative neuromonitoring scheduling and setup, and bills for all technical services provided. Assure Neuromonitoring is recognized as providing the highest level of patient care in the industry and has earned The Joint Commission’s Gold Seal of Approval®. For more information, visit the Company’s website at www.assureneuromonitoring.com.

About Sentry Neuromonitoring

Sentry Neuromonitoring was founded in 2007. It is a Joint Commission accredited organization that has grown into one of the largest and most trusted companies in Texas, currently servicing surgeons and hospitals throughout the state and with operations in Missouri and Kansas. Sentry Neuromonitoring’s mission is to provide superior electroneurodiagnostic services by utilizing exceptional technologists, state-of-the-art equipment, and highly developed protocols resulting in dependability, accuracy, and unparalleled service to our patients, physicians, and facilities. For more information, visit the Company’s website at http://sentryneuro.com/.

Forward-Looking Statements

This news release contains certain statements that may constitute forward-looking information and forward-looking statements under applicable securities laws. All statements, other than those of historical fact, which address activities, events, outcomes, results, developments, performance or achievements that Assure anticipates or expects may or will occur in the future (in whole or in part) should be considered forward-looking information and forward-looking statements. Such information or statements may include, but is not limited to, comments with respect to strategies; expectations; planned operations; future actions of the Company; that the Company will successfully close the Acquisition; that the Acquisition will expand the Company’s scale by approximately 50%; the Acquisition will reinforce the Company’s strategic growth plan; that the Acquisition will be accretive to the Company’s earnings; the Acquisition will accelerate the Company’s growth, provide the Company with new surgeon and facility partnerships or that partnerships will complement the Company’s existing geographical footprint and help expand that footprint in new geographies such as Missouri and Kansas; that the Company will be able to help Sentry’s business succeed or grow; the Acquisition will have a positive impact on the Company’s revenue mix; that the Company will obtain TSX Venture Exchange approval;. Often, but not always, forward-looking information or forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", or "believes" or variations (including negative variations) of such words and phrases, or statements formed in the future tense or indicating that certain actions, events or results "may", "could", "would", "might" or "will" (or other variations of the forgoing) be taken, occur, be achieved, or come to pass. Forward-looking information and forward-looking statements are based on currently available competitive, financial and economic data and operating plans, strategies or beliefs as of the date of this news release, but involve known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements of Assure to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information and the forward-looking statements. Material risk factors include: future capital requirements; growing competition in the IONM industry; reliance on strategic partnerships with both surgeons and national insurance providers within the jurisdictions in which the Company operates; the Company’s ability to continue to be make accretive acquisitions in the IONM industry; the Company’s ability to secure financing prior to the Maturity Date; the Company’s ability to successfully integrate Neuro-Pro. Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. The forward-looking statements in this news release speak only as of the date of this release and Assure undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release. Any and all forward-looking information contained in this press release is expressly qualified by this cautionary statement.

4600 S. Ulster Street Suite 1225 Denver, CO 80237 (720)287-3093

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact

Scott Kozak, Investor and Media Relations
Assure Holdings Corp.
1-720-287-3093
Scott.Kozak@assureiom.com